1 3Q24 Financial Highlights2(A) 3Q24 Business Segment Highlights1,2,3(A) Consumer Banking • Net income of $2.7 billion • Revenue of $10.4 billion, down 1% • Average deposits of $938 billion, down 4% from 3Q23 and up 30% from pre-pandemic levels (4Q19) • Average loans and leases of $314 billion, up $3 billion, or 1% • Combined credit / debit card spend of $232 billion, up 3% • Client Activity – ~360,000 net new consumer checking accounts; 2nd best quarter on record – 37.6 million consumer checking accounts; 92% are primary4 – 3.9 million small business checking accounts – $497 billion consumer investment assets, up 28% – $1.1 trillion in payments, up 5%5 – 3.6 billion digital logins; 54% of total sales were digital Global Wealth and Investment Management • Net income of $1.1 billion • Revenue of $5.8 billion, up 8%, reflecting 14% higher asset management fees, due to higher market levels and AUM flows of $21 billion in 3Q24 • Client balances of $4.2 trillion, up 18% from 3Q23, driven by higher market valuations and positive net client flows • Client Activity – ~5,500 net new relationships across Merrill and Private Bank – $1.9 trillion of AUM balances, up 24% – ~75% of Merrill eligible bank and brokerage accounts opened digitally Global Banking • Net income of $1.9 billion • Total investment banking fees (excl. self-led) of $1.4 billion, up 18% • Maintained No. 3 investment banking fee ranking8 • Average deposits of $550 billion, up 9% • Middle Market average loan balances up 5%9 Global Markets • Net income of $1.5 billion • Sales and trading revenue of $4.9 billion, up 12%, both including and excluding net debit valuation adjustment (DVA) losses of $8 million;(F) 10th consecutive quarter of year-over-year growth – Fixed Income, Currencies and Commodities (FICC) revenue of $2.9 billion, up 8% – Equities revenue of $2.0 billion, up 18% • Zero days of trading losses YTD • Net income of $6.9 billion, or $0.81 per diluted share, compared to $7.8 billion, or $0.90 per diluted share in 3Q23 • Revenue, net of interest expense, of $25.3 billion ($25.5 billion FTE)(B) increased $178 million, reflecting higher asset management and investment banking fees, as well as sales and trading revenue and lower net interest income (NII) – NII of $14.0 billion ($14.1 billion FTE)(B) ▪ Decreased 3% from 3Q23, as higher asset yields and loan growth were more than offset by higher deposit costs ▪ Increased 2% from 2Q24, driven in part by fixed-rate asset repricing, partially offset by higher deposit costs • Provision for credit losses of $1.5 billion was flat compared to 2Q24 and up from $1.2 billion in 3Q23 – Net charge-offs of $1.5 billion were flat compared to 2Q24 and up from $931 million in 3Q23 – Net reserve build of $8 million vs. net reserve release of $25 million in 2Q24 and net reserve build of $303 million in 3Q23(C) • Noninterest expense of $16.5 billion, up 4%, driven primarily by revenue-related expenses and investments in the franchise • Balance sheet remained strong – Average deposit balances of $1.92 trillion increased 2% – Average loans and leases of $1.06 trillion increased 1% – Average Global Liquidity Sources of $947 billion(D) – Common equity tier 1 (CET1) capital of $200 billion increased $2 billion from 2Q24 – CET1 ratio of 11.8% (Standardized);(E) 112 bps above the new regulatory minimum that took effect Oct. 1, 2024 – Returned $5.6 billion to shareholders; $2.0 billion through common stock dividends and $3.5 billion in share repurchases6 • Book value per common share rose 8% to $35.37; tangible book value per common share rose 10% to $26.257 • Return on average common shareholders' equity ratio of 9.4%; return on average tangible common shareholders' equity ratio of 12.8%7 From Chair and CEO Brian Moynihan: “We reported solid earnings results, delivering higher average loans and our fifth consecutive quarter of sequential average deposit growth. Net interest income increased over the second quarter, complimented by double-digit, year-over-year growth in investment banking and asset management fees, as well as sales and trading revenue. We also continue to benefit from our investments in the business. I thank our teammates for another good quarter. We continue to drive the company forward in any environment.” See page 10 for endnotes. Amounts may not total due to rounding. 1 Revenue, net of interest expense. 2 Financial Highlights and Business Segment Highlights are compared to the year-ago quarter unless noted. 3 The Corporation reports the results of operations of its four business segments and All Other on a fully taxable-equivalent (FTE) basis. 4 Represents the percentage of consumer checking accounts that are estimated to be the customer’s primary account based on multiple relationship factors (e.g., linked to their direct deposit). 5 Total payments represent payments made from Bank of America accounts using credit card, debit card, ACH, wires, billpay, person-to-person, cash and checks. 6 Includes repurchases to offset shares awarded under equity-based compensation plans. 7 Tangible book value per common share and return on average tangible common shareholders’ equity ratio represent non-GAAP financial measures. For more information, see page 19. 8 Source: Dealogic as of September 30, 2024. 9 Includes loans to Global Commercial Banking clients, excluding commercial real estate and specialized industries. Bank of America Reports 3Q24 Net Income of $6.9 Billion, EPS of $0.81 Revenue Improved YoY to $25.3 Billion,1 Driven by Solid Fee Growth CET1 Ratio of 11.8%; Book Value Per Share of $35.37 Grew 8% YoY

From Chief Financial Officer Alastair Borthwick:

"Through the team's hard work, we supported our clients' growth and drove an improvement in our balance sheet. Liquidity remained strong and our capital position is well above our new regulatory requirements, which allowed us to return $5.6 billion of capital to shareholders through common stock dividends and share repurchases. With declines reported on a linked-quarter basis in consumer credit and commercial real estate losses, asset quality was solid. We believe our diverse business is a source of strength, helping us deepen existing client relationships and develop new ones, over time."

Bank of America Financial Highlights

	Three Months Ended		
($ in billions, except per share data)	**9/30/2024**	**6/30/2024**	**9/30/2023**
Total revenue, net of interest expense	$25.3	$25.4	$25.2
Provision for credit losses	1.5	1.5	1.2
Noninterest expense	16.5	16.3	15.8
Pretax income	7.3	7.6	8.1
Pretax, pre-provision income[1(G)]	8.9	9.1	9.3
Income tax expense	0.4	0.7	0.3
Net income	6.9	6.9	7.8
Diluted earnings per share	$0.81	$0.83	$0.90

[1] Pretax, pre-provision income represents a non-GAAP financial measure. For more information, see page 19.

Spotlight on Average Deposits and Common Equity Tier 1 Capital ($B)



Average Deposits
$1,876
$1,905
$1,907
$1,910
$1,921
3Q23
4Q23
1Q24
2Q24
3Q24



Common Equity Tier 1 Capital[1]
$194
$195
$197
$198
$200
11.9%
11.8%
11.9%
11.9%
11.8%
3Q23
4Q23
1Q24
2Q24
3Q24
Common Equity Tier 1 capital
Common Equity Tier 1 capital ratio

[1] Common equity tier 1 capital ratio under the Standardized approach. For additional information on regulatory capital ratios, see Endnote E on page 10.

2

Consumer Banking[1]

- Net income of $2.7 billion
- Revenue of $10.4 billion[2] decreased 1%, reflecting lower NII, partially offset by higher card income
- Provision for credit losses of $1.3 billion, down 7%
  - Net reserve build of $127 million in 3Q24 vs. $486 million in 3Q23
  - Net charge-offs of $1.2 billion increased $264 million from 3Q23, driven by credit card
- Noninterest expense of $5.5 billion, up 5%, driven by investments in the business, including people and technology
  - Efficiency ratio of 53%

Business Highlights[1,3(A)]

- Average deposits of $938 billion decreased 4%
  - 58% of deposits in checking accounts; 92% are primary[4]
- Average loans and leases of $314 billion, up 1%
- Combined credit / debit card spend of $232 billion increased 3%
- Record consumer investment assets[5] of $497 billion, up 28%, driven by higher market valuations and $29 billion of net client flows from new and existing clients
  - 3.9 million consumer investment accounts, up 4%
- 11.2 million clients enrolled in Preferred Rewards, up 4%, with 99% annualized retention rate[6]

Strong Digital Usage Continued[1]

- 77% of overall households actively using digital platforms[7]
- 48 million active digital banking users, up 4%
- 1.8 million digital sales, representing 54% of total sales
- 3.6 billion digital logins, up 11%
- 23.2 million active Zelle® users, up 10%; sent and received 400 million transactions, up 24%[8]

Financial Results

($ in millions)	Three months ended 9/30/2024	6/30/2024	9/30/2023
Total revenue[2]	**$10,418**	$10,206	$10,472
Provision for credit losses	**1,302**	1,281	1,397
Noninterest expense	**5,534**	5,464	5,256
Pretax income	**3,582**	3,461	3,819
Income tax expense	**895**	866	955
Net income	**$2,687**	$2,595	$2,864

Business Highlights[(A)]

($ in billions)	Three months ended 9/30/2024	6/30/2024	9/30/2023
Average deposits	**$938.4**	$949.2	$980.1
Average loans and leases	**313.8**	312.3	310.8
Consumer investment assets (EOP)[5]	**496.6**	476.1	387.5
Active mobile banking users (MM)	**39.6**	39.0	37.5
Number of financial centers	**3,741**	3,786	3,862
Efficiency ratio	**53 %**	54 %	50 %
Return on average allocated capital	**25**	24	27
Total Consumer Credit Card[3]			
Average credit card outstanding balances	**$99.9**	$99.0	$98.0
Total credit / debit spend	**231.9**	233.6	225.3
Risk-adjusted margin	**7.2 %**	6.8 %	7.7 %

Continued Business Leadership

- No. 1 in estimated U.S. Retail Deposits[(a)]
- No. 1 Small Business Lender[(b)]
- Best Bank in North America[(c)]
- Best Bank in the U.S.[(c)]
- Best Bank in the U.S. for Small and Medium Enterprises[(d)]
- Certified by J.D. Power for Outstanding Client Satisfaction with Customer Financial Health Support – Banking & Payments[(e)]

See page 11 for Business Leadership sources.

[1] Comparisons are to the year-ago quarter unless noted.
[2] Revenue, net of interest expense.
[3] The consumer credit card portfolio includes Consumer Banking and GWIM.
[4] Represents the percentage of consumer checking accounts that are estimated to be the customer's primary account based on multiple relationship factors (e.g., linked to their direct deposit).
[5] Consumer investment assets includes client brokerage assets, deposit sweep balances, Bank of America, N.A. brokered CDs, and AUM in Consumer Banking.
[6] As of August 2024. Includes clients in Consumer, Small Business and GWIM.
[7] Household adoption represents households with consumer bank login activities in a 90-day period, as of August 2024.
[8] Includes Bank of America person-to-person payments sent and received through e-mail or mobile identification. Zelle® users represent 90-day active users.

3

BANK OF AMERICA

Global Wealth and Investment Management[1]

- Net income of $1.1 billion
- Revenue of $5.8 billion[2] increased 8%, reflecting 14% higher asset management fees, due to higher market levels and strong AUM flows
- Noninterest expense of $4.3 billion increased 10%, driven primarily by revenue-related incentives

Business Highlights[1(A)]

- Record client balances of $4.2 trillion increased 18%, driven by higher market valuations and positive net client flows
  - AUM flows of $21 billion in 3Q24; $65B since 3Q23
- Average deposits of $280 billion, down 4%
- Average loans and leases of $225 billion increased 3%

Merrill Wealth Management Highlights[1]

Client Engagement

- Record client balances of $3.5 trillion[(A)]
- AUM balances of $1.5 trillion[(A)]
- ~4,700 net new households

Strong Digital Usage Continued

- 84% of Merrill households digitally active[3]
  - 62% of Merrill households are active on mobile
- 82% of households enrolled in eDelivery[4]
- 75% of eligible checks deposited through automated channels[5]
- 75% of eligible bank and brokerage accounts opened through digital onboarding, up from 70%

Bank of America Private Bank Highlights[1]

Client Engagement

- Record client balances of $667 billion[(A)]
- AUM balances of $403 billion[(A)]
- 770 net new relationships

Strong Digital Usage Continued

- 92% of clients digitally active[6]
- 76% of eligible checks deposited through automated channels[5]
- Clients continued using the convenience and effectiveness of our digital capabilities:
  - Digital wallet transactions up 45%
  - Zelle® transactions up 31%

Financial Results

	Three months ended		
($ in millions)	**9/30/2024**	**6/30/2024**	**9/30/2023**
Total revenue[2]	**$5,762**	$5,574	$5,321
Provision (benefit) for credit losses	**7**	7	(6)
Noninterest expense	**4,340**	4,199	3,950
Pretax income	**1,415**	1,368	1,377
Income tax expense	**354**	342	344
Net income	**$1,061**	$1,026	$1,033

Business Highlights[(A)]

	Three months ended		
($ in billions)	**9/30/2024**	**6/30/2024**	**9/30/2023**
Average deposits	**$280.0**	$287.7	$291.8
Average loans and leases	**225.4**	222.8	218.6
Total client balances (EOP)	**4,193.9**	4,011.9	3,550.9
AUM flows	**21.3**	10.8	14.2
Pretax margin	**25 %**	25 %	26 %
Return on average allocated capital	**23**	22	22

Continued Business Leadership

- No. 1 on Forbes' Top Women Wealth Advisors (2024), Best-in-State Wealth Management Teams (2024), and Top Next Generation Advisors (2024)
- No. 1 on Barron's Top 1200 Wealth Financial Advisors List (2024)
- No. 1 on the Financial Planning's 'Top 40 Advisors Under 40' List (2024)
- No. 1 in Managed Personal Trust AUM[(b)]
- Best Private Bank (U.S.); Best Private Bank for Philanthropic Services and Sustainable Investing (North America)[(f)]
- Best Private Bank in the Nation; Best Private Bank for Family Office and OCIO[(g)]
- Best Private Bank (U.S.); Best Private Bank for Digital Innovation, Best Family Office Offering, and Excellence in Philanthropy Services[(h)]

See page 11 for Business Leadership sources.

[1] Comparisons are to the year-ago quarter unless noted.
[2] Revenue, net of interest expense.
[3] Percentage of digitally active Merrill primary households across the enterprise ($250K+ in investable assets within the enterprise) as of September 2024. Excludes Stock Plan and Banking-only households.
[4] Includes Merrill Digital Households across the enterprise (excluding Stock Plan, Banking-only households, Retirement only and 529 only) that receive statements digitally, as of August 2024.
[5] Includes mobile check deposits, remote deposit operations, and automated teller machine transactions, as of August 2024 for Private Bank and as of September 2024 for Merrill.
[6] Percentage of digitally active Private Bank core relationships across the enterprise ($3MM+ in total balances) as of August 2024. Includes third-party activities and excludes Irrevocable Trust-only relationships, Institutional Philanthropic relationships, and exiting relationships.

4

BANK OF AMERICA

Global Banking[1,2]

- Net income of $1.9 billion
- Revenue of $5.8 billion[3] decreased 6%, driven primarily by lower NII
- Provision for credit losses of $229 million in 3Q24 vs. provision benefit of $119 million in 3Q23
  - Net charge-offs of $358 million increased $338 million, driven by corporate and commercial losses and commercial real estate office
  - Net reserve release of $129 million in 3Q24 vs. $139 million in 3Q23
- Noninterest expense of $3.0 billion increased 7%, driven by continued investments in the business, including people and technology

Business Highlights[1,2(A)]

- Total Corporation investment banking fees (excl. self-led) of $1.4 billion increased 18%
  - No. 3 in investment banking fees[4]
- Average deposits of $550 billion increased 9%
- Average loans and leases of $371 billion decreased 1%

Strong Digital Usage Continued[1]

- 76% digitally active clients[5] with 87% of relationship clients digitally active
- Record total mobile sign-ins at 2.04 million, up 25%[6]
- Record quarterly CashPro® App Payment Approvals value of $283 billion, increased 47%
- CashPro® Chat is now supported by Erica® technology with nearly 32.5K interactions

Financial Results

($ in millions)	Three months ended 9/30/2024	6/30/2024	9/30/2023
Total revenue[2,3]	**$5,834**	$6,053	$6,203
Provision (benefit) for credit losses	**229**	235	(119)
Noninterest expense	**2,991**	2,899	2,804
Pretax income	**2,614**	2,919	3,518
Income tax expense	**719**	803	950
Net income	**$1,895**	$2,116	$2,568

Business Highlights[2(A)]

($ in billions)	Three months ended 9/30/2024	6/30/2024	9/30/2023
Average deposits	**$549.6**	$525.4	$504.4
Average loans and leases	**371.2**	372.7	376.2
Total Corp. IB fees (excl. self-led)	**1.4**	1.6	1.2
Global Banking IB fees	**0.8**	0.8	0.7
Business Lending revenue	**2.4**	2.6	2.6
Global Transaction Services revenue	**2.6**	2.6	2.8
Efficiency ratio	**51 %**	48 %	45 %
Return on average allocated capital	**15**	17	21

Continued Business Leadership

- World's Most Innovative Bank – 2024[(f)]
- World's Best Bank for Trade Finance and for FX payments; North America's Best Digital Bank and Best Bank for Sustainable Finance[(i)]
- 2023 Best Bank for Cash & Liquidity Management; Best Mobile Technology Solution for Treasury: CashPro App[(j)]
- Best Global Bank for Transaction Banking (overall award) and Best Global Bank for Collections[(f)]
- Model Bank Award for Reimagining Trade & Supply Chain Finance – 2024 for CashPro Supply Chain Solutions[(k)]
- 2023 Share & Excellence Awards for U.S. Large Corporate Banking & Cash Management[(l)]
- Relationships with 78% of the Global Fortune 500; 95% of the U.S. Fortune 1,000 (2024)

See page 11 for Business Leadership sources.

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[3] Revenue, net of interest expense.
[4] Source: Dealogic as of September 30, 2024.
[5] Includes Commercial, Corporate, and Business Banking clients on CashPro® and BA360 platforms as of August 2024.
[6] Includes CashPro, BA360, and Global Card Access. BA360 as of August 2024.

5

BANK OF AMERICA

Global Markets[1,2,3]

- Net income of $1.5 billion ($1.6 billion ex. net DVA)[4]
- Revenue of $5.6 billion increased 14%, driven by higher sales and trading revenue and investment banking fees
- Noninterest expense of $3.4 billion increased 6%, driven by higher revenue-related expenses and investments in the business, including technology
- Average VaR of $78 million[5]

Business Highlights[1,2,3,4(A)]

- Sales and trading revenue of $4.9 billion increased 12% (incl. and ex. net DVA)[(F)]
  - FICC revenue increased 8% (incl. and ex. net DVA),[(F)] to $2.9 billion, driven primarily by improved client activity and trading performance in currencies and interest rate products
  - Equities revenue increased 18% (incl. and ex. net DVA),[(F)] to $2.0 billion, driven by strong client activity and trading performance in cash and derivatives

Additional Highlights

- 685 research analysts covering 3,450+ companies; 1,250+ corporate bond issuers across 55+ economies and 25 industries

Financial Results

	Three months ended		
($ in millions)	**9/30/2024**	**6/30/2024**	**9/30/2023**
Total revenue[2,3]	**$5,630**	$5,459	$4,942
Net DVA	**(8)**	(1)	(16)
Total revenue (excl. net DVA)[2,3,4]	**$5,638**	$5,460	$4,958
Provision (benefit) for credit losses	**7**	(13)	(14)
Noninterest expense	**3,443**	3,486	3,235
Pretax income	**2,180**	1,986	1,721
Income tax expense	**632**	576	473
Net income	**$1,548**	$1,410	$1,248
Net income (excl. net DVA)[4]	**$1,554**	$1,411	$1,260

Business Highlights[2(A)]

	Three months ended		
($ in billions)	**9/30/2024**	**6/30/2024**	**9/30/2023**
Average total assets	**$924.1**	$908.5	$863.7
Average trading-related assets	**645.6**	639.8	609.7
Average loans and leases	**140.8**	135.1	131.3
Sales and trading revenue	**4.9**	4.7	4.4
Sales and trading revenue (excl. net DVA)[4(F)]	**4.9**	4.7	4.4
Global Markets IB fees	**0.6**	0.7	0.5
Efficiency ratio	**61 %**	64 %	65 %
Return on average allocated capital	**14**	13	11

Continued Business Leadership

- World's Best Bank for Markets[(l)]
- World's Best Bank for FX Payments[(l)]
- Americas Derivatives House of the Year[(m)]
- Americas Equity Derivatives House of the Year[(m)]
- Americas Commodity Derivatives Bank of the Year[(m)]
- Americas Research and Strategy House of the Year[(m)]
- Americas Derivatives Clearing Bank of the Year[(m)]

See page 11 for Business Leadership sources.

[1] Comparisons are to the year-ago quarter unless noted. The explanations for current period-over-period changes for Global Markets are the same for amounts including and excluding net DVA.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[3] Revenue, net of interest expense.
[4] Revenue and net income, excluding net DVA, are non-GAAP financial measures. See Endnote F on page 10 for more information.
[5] VaR model uses a historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level. Average VaR was $78MM, $90MM and $69MM for 3Q24, 2Q24 and 3Q23, respectively.

6

BANK OF AMERICA

All Other[1,2]

- Net loss of $295 million
- Revenue included a charge in other income of ~$200 million related to Visa's increase in its litigation escrow account
- Noninterest expense of $0.2B decreased $0.4B from 3Q23, driven primarily by lower costs associated with a liquidating business
- Total corporate effective tax rate (ETR) for the quarter was ~6%
  - Excluding discrete tax items and recurring tax credits primarily related to investments in renewable energy and affordable housing, the ETR would have been approximately 24%

Financial Results

	Three months ended		
($ in millions)	**9/30/2024**	**6/30/2024**	**9/30/2023**
Total revenue[2]	**($2,152)**	($1,755)	($1,618)
Provision (benefit) for credit losses	**(3)**	(2)	(24)
Noninterest expense	**171**	261	593
Pretax loss	**(2,320)**	(2,014)	(2,187)
Income tax expense (benefit)	**(2,025)**	(1,764)	(2,276)
Net income (loss)	**($295)**	($250)	$89

[1] Comparisons are to the year-ago quarter unless noted.
[2] Revenue, net of interest expense.

Note: All Other primarily consists of asset and liability management (ALM) activities, liquidating businesses and certain expenses not otherwise allocated to a business segment. ALM activities encompass interest rate and foreign currency risk management activities for which substantially all of the results are allocated to our business segments.

7

BANK OF AMERICA

Credit Quality[1]

Charge-offs

- Total net charge-offs of $1.5 billion were flat vs. 2Q24
  - Consumer net charge-offs of $1.0 billion decreased $15 million from 2Q24, driven by lower credit card losses
  - Credit card loss rate of 3.70% in 3Q24 vs. 3.88% in 2Q24
  - Commercial net charge-offs of $490 million increased $16 million compared to 2Q24
- Net charge-off ratio[2] of 0.58% decreased 1 bp from 2Q24

Provision for credit losses

- Provision for credit losses of $1.5 billion increased $34 million vs. 2Q24
  - Net reserve build of $8 million in 3Q24 vs. net reserve release of $25 million in 2Q24 and net reserve build of $303 million in 3Q23[(C)]

Allowance for credit losses

- Allowance for loan and lease losses of $13.3 billion represented 1.24% of total loans and leases[3]
  - Total allowance for credit losses of $14.4 billion included $1.1 billion for unfunded commitments
- Nonperforming loans of $5.6 billion increased $156 million from 2Q24

Highlights

	Three months ended		
($ in millions)	**9/30/2024**	**6/30/2024**	**9/30/2023**
Provision for credit losses	**$1,542**	$1,508	$1,234
Net charge-offs	**1,534**	1,533	931
Net charge-off ratio[2]	**0.58 %**	0.59 %	0.35 %
At period-end			
Nonperforming loans and leases	**$5,629**	$5,473	$4,833
Nonperforming loans and leases ratio	**0.53 %**	0.52 %	0.46 %
Allowance for credit losses	**14,351**	14,342	14,640
Allowance for loan and lease losses	**13,251**	13,238	13,287
Allowance for loan and lease losses ratio[3]	**1.24 %**	1.26 %	1.27 %

[1] Comparisons are to the year-ago quarter unless noted.
[2] Net charge-off ratio is calculated as annualized net charge-offs divided by average outstanding loans and leases during the period.
[3] Allowance for loan and lease losses ratio is calculated as allowance for loan and lease losses divided by loans and leases outstanding at the end of the period.

Note: Ratios do not include loans accounted for under the fair value option.

8

BANK OF AMERICA

Balance Sheet, Liquidity, and Capital Highlights ($ in billions except per share data, end of period, unless otherwise noted)[(A)]

	Three months ended		
	9/30/2024	**6/30/2024**	**9/30/2023**
Ending Balance Sheet			
Total assets	**$3,324.0**	$3,258.0	$3,153.1
Total loans and leases	**1,075.8**	1,056.8	1,049.1
Total loans and leases in business segments (excluding All Other)	**1,067.0**	1,048.5	1,039.9
Total deposits	**1,930.4**	1,910.5	1,884.6
Average Balance Sheet			
Average total assets	**$3,296.2**	$3,275.0	$3,128.5
Average loans and leases	**1,059.7**	1,051.5	1,046.3
Average deposits	**1,920.7**	1,909.9	1,876.2
Funding and Liquidity			
Long-term debt	**$296.9**	$290.5	$290.4
Global Liquidity Sources, average[(D)]	**947**	909	859
Equity			
Common shareholders' equity	**$272.0**	$267.3	$258.7
Common equity ratio	**8.2 %**	8.2 %	8.2 %
Tangible common shareholders' equity[1]	**$201.9**	$197.2	$188.5
Tangible common equity ratio[1]	**6.2 %**	6.2 %	6.1 %
Per Share Data			
Common shares outstanding (in billions)	**7.69**	7.77	7.92
Book value per common share	**$35.37**	$34.39	$32.65
Tangible book value per common share[1]	**26.25**	25.37	23.79
Regulatory Capital[(E)]			
CET1 capital	**$199.8**	$198.1	$194.2
Standardized approach			
Risk-weighted assets	**$1,690**	$1,661	$1,632
CET1 ratio	**11.8 %**	11.9 %	11.9 %
Advanced approaches			
Risk-weighted assets	**$1,484**	$1,469	$1,441
CET1 ratio	**13.5 %**	13.5 %	13.5 %
Supplementary leverage			
Supplementary leverage ratio (SLR)	**5.9 %**	6.0 %	6.2 %

[1] Represents a non-GAAP financial measure. For reconciliation, see page 19.

9

BANK OF AMERICA

Endnotes

A We present certain key financial and nonfinancial performance indicators (KPIs) that management uses when assessing consolidated and/or segment results. We believe this information is useful because it provides management and investors with information about underlying operational performance and trends. KPIs are presented in Consolidated and Business Segment Highlights on page 1, Balance Sheet, Liquidity, and Capital Highlights on page 9 and on the Segment pages for each segment.

B We also measure NII and revenue, net of interest expense, on an FTE basis, which are non-GAAP financial measures. FTE basis is a performance measure used in operating the business that management believes provides investors with meaningful information on the interest margin for comparative purposes. We believe that this presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practice. NII on an FTE basis was $14.1 billion, $13.9 billion and $14.5 billion for the three months ended September 30, 2024, June 30, 2024 and September 30, 2023, respectively. Revenue, net of interest expense, on an FTE basis, was $25.5 billion, $25.5 billion and $25.3 billion for the three months ended September 30, 2024, June 30, 2024 and September 30, 2023, respectively. The FTE adjustment was $147 million, $160 million and $153 million for the three months ended September 30, 2024, June 30, 2024 and September 30, 2023, respectively.

C Reserve build (or release) is calculated by subtracting net charge-offs for the period from the provision for credit losses recognized in that period. The period-end allowance, or reserve, for credit losses reflects the beginning of the period allowance adjusted for net charge-offs recorded in that period plus the provision for credit losses and other valuation accounts recognized in that period.

D Global Liquidity Sources (GLS) include cash and high-quality, liquid, unencumbered securities, inclusive of U.S. government securities, U.S. agency securities, U.S. agency mortgage-backed securities, and a select group of non-U.S. government and supranational securities, and other investment-grade securities, and are readily available to meet funding requirements as they arise. It does not include Federal Reserve Discount Window or Federal Home Loan Bank borrowing capacity. Transfers of liquidity among legal entities may be subject to certain regulatory and other restrictions.

E Regulatory capital ratios at September 30, 2024 are preliminary. The Corporation reports regulatory capital ratios under both the Standardized and Advanced approaches. Capital adequacy is evaluated against the lower of the Standardized or Advanced approaches compared to their respective regulatory capital ratio requirements. The Corporation's binding ratio was the Total capital ratio under the Standardized approach for all periods presented.

F The below table includes Global Markets sales and trading revenue, excluding net DVA, which is a non-GAAP financial measure. We believe that the presentation of measures that exclude this item is useful because such measures provide additional information to assess the underlying operational performance and trends of our businesses and to allow better comparison of period-to-period operating performance.

	Three months ended		
(Dollars in millions)	9/30/2024	6/30/2024	9/30/2023
Sales and trading revenue			
Fixed-income, currencies and commodities	**$ 2,934**	$ 2,742	$ 2,710
Equities	**1,996**	1,937	1,695
Total sales and trading revenue	**$ 4,930**	$ 4,679	$ 4,405
Sales and trading revenue, excluding net debit valuation adjustment[1]			
Fixed-income, currencies and commodities	**$ 2,942**	$ 2,737	$ 2,723
Equities	**1,996**	1,943	1,698
Total sales and trading revenue, excluding net debit valuation adjustment	**$ 4,938**	$ 4,680	$ 4,421

[1] For the three months ended September 30, 2024, June 30, 2024 and September 30, 2023, net DVA gains (losses) were ($8) million, ($1) million and ($16) million, FICC net DVA gains (losses) were ($8) million, $5 million and ($13) million, and Equities net DVA gains (losses) were $0, ($6) million and ($3) million, respectively.

G Pretax, pre-provision income (PTPI) is a non-GAAP financial measure calculated by adjusting consolidated pretax income to add back provision for credit losses. Management believes that PTPI is a useful financial measure as it enables an assessment of the Company's ability to generate earnings to cover credit losses through a credit cycle and provides an additional basis for comparing the Company's results of operations between periods by isolating the impact of provision for credit losses, which can vary significantly between periods. For Reconciliations to GAAP Financial Measures, see page 19.

10

BANK OF AMERICA

Business Leadership Sources

(a) Estimated U.S. retail deposits based on June 30, 2024 FDIC deposit data.

(b) FDIC, 2Q24

(c) Global Finance, April 2024.

(d) Global Finance, October 2023.

(e) J.D. Power 2024 Financial Health Support Certification℠ is based on exceeding customer experience benchmarks using client surveys and a best practices verification. For more information, visit jdpower.com/awards.*

(f) Global Finance, 2024.

(g) Family Wealth Report, 2024.

(h) Global Private Banker, 2024.

(i) Euromoney, 2024.

(j) Treasury Management International, 2024.

(k) Celent, 2024.

(l) Coalition Greenwich, 2023.

(m) GlobalCapital, 2024.

* Website content is not incorporated by reference into this press release.

11

12 Contact Information and Investor Conference Call Invitation Investor Call Information Chief Executive Officer Brian Moynihan and Chief Financial Officer Alastair Borthwick will discuss third- quarter 2024 financial results in an investor conference call at 8:30 a.m. ET today. The conference call and presentation materials can be accessed on the Bank of America Investor Relations website at https://investor.bankofamerica.com.* For a listen-only connection to the conference call, dial 1.877.200.4456 (U.S.) or 1.785.424.1732 (international). The conference ID is 79795. Please dial in 10 minutes prior to the start of the call. Investors can access replays of the conference call by visiting the Investor Relations website or by calling 1.800.934.4850 (U.S.) or 1.402.220.1178 (international) from noon October 15 through 11:59 p.m. ET on October 26. Investors May Contact: Lee McEntire, Bank of America Phone: 1.980.388.6780 lee.mcentire@bofa.com Jonathan G. Blum, Bank of America (Fixed Income) Phone: 1.212.449.3112 jonathan.blum@bofa.com Bank of America Bank of America is one of the world’s leading financial institutions, serving individual consumers, small and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. The company provides unmatched convenience in the United States, serving approximately 69 million consumer and small business clients with approximately 3,700 retail financial centers, approximately 15,000 ATMs (automated teller machines) and award-winning digital banking with approximately 58 million verified digital users. Bank of America is a global leader in wealth management, corporate and investment banking and trading across a broad range of asset classes, serving corporations, governments, institutions and individuals around the world. Bank of America offers industry-leading support to approximately 4 million small business households through a suite of innovative, easy-to-use online products and services. The company serves clients through operations across the United States, its territories and more than 35 countries. Bank of America Corporation stock (NYSE: BAC) is listed on the New York Stock Exchange. Forward-Looking Statements Bank of America Corporation (the Corporation) and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements represent the Corporation’s current expectations, plans or forecasts of its future results, revenues, liquidity, net interest income, provision for credit losses, expenses, efficiency ratio, capital measures, strategy, deposits, assets, and future business and economic conditions more generally, and other future matters. These statements are not guarantees of future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond the Corporation’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. * Website content is not incorporated by reference into this press release. Reporters May Contact: Jocelyn Seidenfeld, Bank of America Phone: 1.646.743.3356 jocelyn.seidenfeld@bofa.com Bill Halldin, Bank of America Phone: 1.916.724.0093 william.halldin@bofa.com

13 You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties more fully discussed under Item 1A. Risk Factors of the Corporation’s 2023 Annual Report on Form 10-K and in any of the Corporation’s subsequent Securities and Exchange Commission filings: the Corporation’s potential judgments, orders, settlements, penalties, fines and reputational damage, which are inherently difficult to predict, resulting from pending, threatened or future litigation and regulatory investigations, proceedings and enforcement actions, of which the Corporation is subject to in the ordinary course of business, including matters related to our processing of unemployment benefits for California and certain other states, the features of our automatic credit card payment service, the adequacy of the Corporation’s anti-money laundering and economic sanctions programs, the processing of electronic payments and related fraud and the rates paid on uninvested cash in investment advisory accounts that is swept into interest-paying bank deposits, which are in various stages; the possibility that the Corporation's future liabilities may be in excess of its recorded liability and estimated range of possible loss for litigation, and regulatory and government actions; the possibility that the Corporation could face increased claims from one or more parties involved in mortgage securitizations; the Corporation’s ability to resolve representations and warranties repurchase and related claims; the risks related to the discontinuation of reference rates, including increased expenses and litigation and the effectiveness of hedging strategies; uncertainties about the financial stability and growth rates of non-U.S. jurisdictions, the risk that those jurisdictions may face difficulties servicing their sovereign debt, and related stresses on financial markets, currencies and trade, and the Corporation’s exposures to such risks, including direct, indirect and operational; the impact of U.S. and global interest rates (including the potential for ongoing reductions in interest rates), inflation, currency exchange rates, economic conditions, trade policies and tensions, including tariffs, and potential geopolitical instability; the impact of the interest rate, inflationary, macroeconomic, banking and regulatory environment on the Corporation’s assets, business, financial condition and results of operations; the impact of adverse developments affecting the U.S. or global banking industry, including bank failures and liquidity concerns, resulting in worsening economic and market volatility, and regulatory responses thereto; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior, adverse developments with respect to U.S. or global economic conditions and other uncertainties, including the impact of supply chain disruptions, inflationary pressures and labor shortages on economic conditions and our business; potential losses related to the Corporation’s concentration of credit risk; the Corporation's ability to achieve its expense targets and expectations regarding revenue, net interest income, provision for credit losses, net charge-offs, effective tax rate, loan growth or other projections; variances to the underlying assumptions and judgments used in estimating banking book net interest income sensitivity; adverse changes to the Corporation’s credit ratings from the major credit rating agencies; an inability to access capital markets or maintain deposits or borrowing costs; estimates of the fair value and other accounting values, subject to impairment assessments, of certain of the Corporation’s assets and liabilities; the estimated or actual impact of changes in accounting standards or assumptions in applying those standards; uncertainty regarding the content, timing and impact of regulatory capital and liquidity requirements; the impact of adverse changes to total loss-absorbing capacity requirements, stress capital buffer requirements and / or global systemically important bank surcharges; the potential impact of actions of the Board of Governors of the Federal Reserve System on the Corporation’s capital plans; the effect of changes in or interpretations of income tax laws and regulations; the impact of implementation and compliance with U.S. and international laws, regulations and regulatory interpretations, including, but not limited to, recovery and resolution planning requirements, Federal Deposit Insurance Corporation assessments, the Volcker Rule, fiduciary standards, derivatives regulations and potential changes to loss allocations between financial institutions and customers, including for losses incurred from the use of our products and services, including electronic payments and payment of checks, that were authorized by the customer but induced by fraud; the impact of failures or disruptions in or breaches of the Corporation’s operations or information systems, or those of third parties, including as a result of cybersecurity incidents; the risks related to the development, implementation, use and management of emerging technologies, including artificial intelligence and machine learning; the risks related to the transition and physical impacts of climate change; our ability to achieve environmental, social and governance goals and commitments or the impact of any changes in the Corporation's sustainability strategy or commitments generally; the impact of uncertain or changing political conditions or any future federal government shutdown and uncertainty regarding the federal government’s debt limit or changes in fiscal, monetary or regulatory policy; the emergence or continuation of widespread health emergencies or pandemics; the impact of natural disasters, extreme weather events, military conflicts (including the Russia / Ukraine conflict, the conflict in the Middle East, the possible expansion of such conflicts and potential geopolitical consequences), terrorism or other geopolitical events; and other matters. Forward-looking statements speak only as of the date they are made, and the Corporation undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. “Bank of America” and “BofA Securities” are the marketing names used by the Global Banking and Global Markets divisions of Bank of America Corporation. Lending, other commercial banking activities, and trading in certain financial instruments are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., Member FDIC. Trading in securities and financial instruments, and strategic advisory, and other investment banking activities, are performed globally by investment banking affiliates of Bank of America Corporation (“Investment Banking Affiliates”) or other affiliates, including, in the United States, BofA Securities, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, each of which are registered broker-dealers and Members of SIPC, and, in other jurisdictions, by locally registered entities. BofA Securities, Inc. is registered as a futures commission merchant with the CFTC and is a member of the NFA. Investment products offered by Investment Banking Affiliates: Are Not FDIC Insured · May Lose Value · Are Not Bank Guaranteed. Bank of America Corporation’s broker-dealers are not banks and are separate legal entities from their bank affiliates. The obligations of the broker-dealers are not obligations of their bank affiliates (unless explicitly stated otherwise), and these bank affiliates are not responsible for securities sold, offered, or recommended by the broker-dealers. The foregoing also applies to other non-bank affiliates. For more Bank of America news, including dividend announcements and other important information, visit the Bank of America newsroom at https:// newsroom.bankofamerica.com.* www.bankofamerica.com* * Website content is not incorporated by reference into this press release.

Bank of America Corporation and Subsidiaries

Selected Financial Data

(In millions, except per share data)

	Nine Months Ended September 30		Third Quarter	Second Quarter	Third Quarter
Summary Income Statement	**2024**	2023	**2024**	2024	2023
Net interest income	**$ 41,701**	$ 42,985	**$ 13,967**	$ 13,702	$ 14,379
Noninterest income	**34,839**	33,637	**11,378**	11,675	10,788
Total revenue, net of interest expense	**76,540**	76,622	**25,345**	25,377	25,167
Provision for credit losses	**4,369**	3,290	**1,542**	1,508	1,234
Noninterest expense	**50,025**	48,114	**16,479**	16,309	15,838
Income before income taxes	**22,146**	25,218	**7,324**	7,560	8,095
Income tax expense	**1,679**	1,847	**428**	663	293
Net income	**$ 20,467**	$ 23,371	**$ 6,896**	$ 6,897	$ 7,802
Preferred stock dividends	**1,363**	1,343	**516**	315	532
Net income applicable to common shareholders	**$ 19,104**	$ 22,028	**$ 6,380**	$ 6,582	$ 7,270
Average common shares issued and outstanding	**7,894.7**	8,041.3	**7,818.0**	7,897.9	8,017.1
Average diluted common shares issued and outstanding	**7,965.0**	8,153.4	**7,902.1**	7,960.9	8,075.9
Summary Average Balance Sheet					
Total cash and cash equivalents	**$ 361,436**	$ 332,070	**$ 344,216**	$ 369,631	$ 378,955
Total debt securities	**859,578**	791,339	**883,562**	852,427	752,569
Total loans and leases	**1,053,055**	1,044,756	**1,059,728**	1,051,472	1,046,254
Total earning assets	**2,888,842**	2,727,935	**2,917,697**	2,887,935	2,738,699
Total assets	**3,272,856**	3,133,415	**3,296,171**	3,274,988	3,128,466
Total deposits	**1,912,741**	1,881,655	**1,920,748**	1,909,925	1,876,153
Common shareholders' equity	**266,145**	253,182	**269,001**	265,290	256,578
Total shareholders' equity	**293,638**	281,579	**294,985**	293,403	284,975
Performance Ratios					
Return on average assets	**0.84 %**	1.00 %	**0.83 %**	0.85 %	0.99 %
Return on average common shareholders' equity	**9.59**	11.63	**9.44**	9.98	11.24
Return on average tangible common shareholders' equity [1]	**13.02**	16.09	**12.76**	13.57	15.47
Per Common Share Information					
Earnings	**$ 2.42**	$ 2.74	**$ 0.82**	$ 0.83	$ 0.91
Diluted earnings	**2.40**	2.72	**0.81**	0.83	0.90
Dividends paid	**0.74**	0.68	**0.26**	0.24	0.24
Book value	**35.37**	32.65	**35.37**	34.39	32.65
Tangible book value [1]	**26.25**	23.79	**26.25**	25.37	23.79

Summary Period-End Balance Sheet	**September 30 2024**	June 30 2024	September 30 2023
Total cash and cash equivalents	**$ 295,332**	$ 320,632	$ 351,726
Total debt securities	**892,989**	878,417	778,873
Total loans and leases	**1,075,800**	1,056,785	1,049,149
Total earning assets	**2,921,286**	2,880,851	2,761,184
Total assets	**3,324,036**	3,257,996	3,153,090
Total deposits	**1,930,352**	1,910,491	1,884,601
Common shareholders' equity	**271,958**	267,344	258,667
Total shareholders' equity	**296,512**	293,892	287,064
Common shares issued and outstanding	**7,688.8**	7,774.8	7,923.4

	Nine Months Ended September 30		Third Quarter	Second Quarter	Third Quarter
Credit Quality	**2024**	2023	**2024**	2024	2023
Total net charge-offs	**$ 4,565**	$ 2,607	**$ 1,534**	$ 1,533	$ 931
Net charge-offs as a percentage of average loans and leases outstanding [2]	**0.58 %**	0.34 %	**0.58 %**	0.59 %	0.35 %
Provision for credit losses	**$ 4,369**	$ 3,290	**$ 1,542**	$ 1,508	$ 1,234

	September 30 2024	June 30 2024	September 30 2023
Total nonperforming loans, leases and foreclosed properties [3]	**$ 5,824**	$ 5,691	$ 4,993
Nonperforming loans, leases and foreclosed properties as a percentage of total loans, leases and foreclosed properties [3]	**0.54 %**	0.54 %	0.48 %
Allowance for credit losses	**$ 14,351**	$ 14,342	$ 14,640
Allowance for loan and lease losses	**13,251**	13,238	13,287
Allowance for loan and lease losses as a percentage of total loans and leases outstanding [2]	**1.24 %**	1.26 %	1.27 %

For footnotes, see page 15.

Current-period information is preliminary and based on company data available at the time of the presentation. 14

Bank of America Corporation and Subsidiaries
Selected Financial Data (continued)

(Dollars in millions)

Capital Management	**September 30 2024**	June 30 2024	September 30 2023
Regulatory capital metrics [(4)]:			
Common equity tier 1 capital	**$ 199,805**	$ 198,119	$ 194,230
Common equity tier 1 capital ratio - Standardized approach	**11.8 %**	11.9 %	11.9 %
Common equity tier 1 capital ratio - Advanced approaches	**13.5**	13.5	13.5
Total capital ratio - Standardized approach	**14.9**	15.1	15.4
Total capital ratio - Advanced approaches	**16.3**	16.4	16.8
Tier 1 leverage ratio	**6.9**	7.0	7.3
Supplementary leverage ratio	**5.9**	6.0	6.2
Total ending equity to total ending assets ratio	**8.9**	9.0	9.1
Common equity ratio	**8.2**	8.2	8.2
Tangible equity ratio [(5)]	**7.0**	7.0	7.0
Tangible common equity ratio [(5)]	**6.2**	6.2	6.1

(1) Return on average tangible common shareholders' equity and tangible book value per share of common stock are non-GAAP financial measures. We believe the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income. Tangible book value per share provides additional useful information about the level of tangible assets in relation to outstanding shares of common stock. See Reconciliations to GAAP Financial Measures on page 19.

(2) Ratios do not include loans accounted for under the fair value option. Charge-off ratios are annualized for the quarterly presentation.

(3) Balances do not include past due consumer credit card loans, consumer loans secured by real estate where repayments are insured by the Federal Housing Administration and individually insured long-term stand-by agreements (fully-insured home loans), and in general, other consumer and commercial loans not secured by real estate, and nonperforming loans held-for-sale or accounted for under the fair value option.

(4) Regulatory capital ratios at September 30, 2024 are preliminary. Bank of America Corporation reports regulatory capital ratios under both the Standardized and Advanced approaches. Capital adequacy is evaluated against the lower of the Standardized or Advanced approaches compared to their respective regulatory capital ratio requirements. The Corporation's binding ratio was the Total capital ratio under the Standardized approach for all periods presented.

(5) Tangible equity ratio equals period-end tangible shareholders' equity divided by period-end tangible assets. Tangible common equity ratio equals period-end tangible common shareholders' equity divided by period-end tangible assets. Tangible shareholders' equity and tangible assets are non-GAAP financial measures. We believe the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income. See Reconciliations to GAAP Financial Measures on page 19.

Current-period information is preliminary and based on company data available at the time of the presentation. 15

Bank of America Corporation and Subsidiaries

Quarterly Results by Business Segment and All Other

(Dollars in millions)

	Third Quarter 2024				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 10,418	$ 5,762	$ 5,834	$ 5,630	$ (2,152)
Provision for credit losses	1,302	7	229	7	(3)
Noninterest expense	5,534	4,340	2,991	3,443	171
Net income	2,687	1,061	1,895	1,548	(295)
Return on average allocated capital [(1)]	25 %	23 %	15 %	14 %	n/m
Balance Sheet					
Average					
Total loans and leases	$ 313,781	$ 225,355	$ 371,216	$ 140,806	$ 8,570
Total deposits	938,364	279,999	549,629	34,952	117,804
Allocated capital [(1)]	43,250	18,500	49,250	45,500	n/m
Period end					
Total loans and leases	$ 316,097	$ 227,318	$ 375,159	$ 148,447	$ 8,779
Total deposits	944,358	283,432	556,953	35,142	110,467

	Second Quarter 2024				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 10,206	$ 5,574	$ 6,053	$ 5,459	$ (1,755)
Provision for credit losses	1,281	7	235	(13)	(2)
Noninterest expense	5,464	4,199	2,899	3,486	261
Net income (loss)	2,595	1,026	2,116	1,410	(250)
Return on average allocated capital [(1)]	24 %	22 %	17 %	13 %	n/m
Balance Sheet					
Average					
Total loans and leases	$ 312,254	$ 222,776	$ 372,738	$ 135,106	$ 8,598
Total deposits	949,180	287,678	525,357	31,944	115,766
Allocated capital [(1)]	43,250	18,500	49,250	45,500	n/m
Period end					
Total loans and leases	$ 312,801	$ 224,837	$ 372,421	$ 138,441	$ 8,285
Total deposits	952,473	281,283	522,525	33,151	121,059

	Third Quarter 2023				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 10,472	$ 5,321	$ 6,203	$ 4,942	$ (1,618)
Provision for credit losses	1,397	(6)	(119)	(14)	(24)
Noninterest expense	5,256	3,950	2,804	3,235	593
Net income	2,864	1,033	2,568	1,248	89
Return on average allocated capital [(1)]	27 %	22 %	21 %	11 %	n/m
Balance Sheet					
Average					
Total loans and leases	$ 310,761	$ 218,569	$ 376,214	$ 131,298	$ 9,412
Total deposits	980,051	291,770	504,432	31,890	68,010
Allocated capital [(1)]	42,000	18,500	49,250	45,500	n/m
Period end					
Total loans and leases	$ 313,216	$ 218,913	$ 373,351	$ 134,386	$ 9,283
Total deposits	982,302	290,732	494,938	31,041	85,588

[(1)] Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently.

n/m = not meaningful

The Company reports the results of operations of its four business segments and All Other on a fully taxable-equivalent (FTE) basis.

Current-period information is preliminary and based on company data available at the time of the presentation. 16

Current-period information is preliminary and based on company data available at the time of the presentation. 17 Bank of America Corporation and Subsidiaries Year-to-Date Results by Business Segment and All Other (Dollars in millions) Nine Months Ended September 30, 2024 Consumer Banking GWIM Global Banking Global Markets All Other Total revenue, net of interest expense $ 30,790 $ 16,927 $ 17,867 $ 16,972 $ (5,551) Provision for credit losses 3,733 1 693 (42) (16) Noninterest expense 16,473 12,803 8,902 10,421 1,426 Net income (loss) 7,938 3,092 5,997 4,681 (1,241) Return on average allocated capital (1) 25% 22% 16% 14 % n/m Balance Sheet Average Total loans and leases $ 313,027 $ 222,260 $ 372,516 $ 136,572 $ 8,680 Total deposits 946,640 288,319 533,620 33,167 110,995 Allocated capital (1) 43,250 18,500 49,250 45,500 n/m Period end Total loans and leases $ 316,097 $ 227,318 $ 375,159 $ 148,447 $ 8,779 Total deposits 944,358 283,432 556,953 35,142 110,467 Nine Months Ended September 30, 2023 Consumer Banking GWIM Global Banking Global Markets All Other Total revenue, net of interest expense $ 31,702 $ 15,878 $ 18,868 $ 15,439 $ (4,843) Provision for credit losses 3,753 32 (347) (71) (77) Noninterest expense 16,182 11,942 8,563 9,935 1,492 Net income 8,825 2,928 7,776 4,042 (200) Return on average allocated capital (1) 28% 21% 21% 12 % n/m Balance Sheet Average Total loans and leases $ 307,091 $ 219,530 $ 380,076 $ 128,317 $ 9,742 Total deposits 1,004,041 300,308 498,224 33,725 45,357 Allocated capital (1) 42,000 18,500 49,250 45,500 n/m Period end Total loans and leases $ 313,216 $ 218,913 $ 373,351 $ 134,386 $ 9,283 Total deposits 982,302 290,732 494,938 31,041 85,588 (1) Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently. n/m = not meaningful

Current-period information is preliminary and based on company data available at the time of the presentation. 18 Bank of America Corporation and Subsidiaries Supplemental Financial Data (Dollars in millions) Nine Months Ended September 30 Third Quarter 2024 Second Quarter 2024 Third Quarter 2023FTE basis data (1) 2024 2023 Net interest income $ 42,166 $ 43,407 $ 14,114 $ 13,862 $ 14,532 Total revenue, net of interest expense 77,005 77,044 25,492 25,537 25,320 Net interest yield 1.95% 2.12% 1.92% 1.93% 2.11 % Efficiency ratio 64.96 62.45 64.64 63.86 62.55 Other Data September 30 2024 June 30 2024 September 30 2023 Number of financial centers - U.S. 3,741 3,786 3,862 Number of branded ATMs - U.S. 14,900 14,972 15,253 Headcount 213,491 212,318 212,752 (1) FTE basis is a non-GAAP financial measure. FTE basis is a performance measure used by management in operating the business that management believes provides investors with meaningful information on the interest margin for comparative purposes. The Corporation believes that this presentation allows for comparison of amounts from both taxable and tax- exempt sources and is consistent with industry practices. Net interest income includes FTE adjustments of $465 million and $422 million for the nine months ended September 30, 2024 and 2023, $147 million and $160 million for the third and second quarters of 2024, and $153 million for the third quarter of 2023.

Bank of America Corporation and Subsidiaries

Reconciliations to GAAP Financial Measures

(Dollars in millions, except per share information)

The Corporation evaluates its business using certain non-GAAP financial measures, including pretax, pre-provision income (as defined in Endnote G on page 10) and ratios that utilize tangible equity and tangible assets, each of which is a non-GAAP financial measure. Tangible equity represents shareholders' equity or common shareholders' equity reduced by goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities ("adjusted" shareholders' equity or common shareholders' equity). Return on average tangible common shareholders' equity measures the Corporation's net income applicable to common shareholders as a percentage of adjusted average common shareholders' equity. The tangible common equity ratio represents adjusted ending common shareholders' equity divided by total tangible assets (total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities). Return on average tangible shareholders' equity measures the Corporation's net income as a percentage of adjusted average total shareholders' equity. The tangible equity ratio represents adjusted ending shareholders' equity divided by total tangible assets. Tangible book value per common share represents adjusted ending common shareholders' equity divided by ending common shares outstanding. These measures are used to evaluate the Corporation's use of equity. In addition, profitability, relationship and investment models all use return on average tangible shareholders' equity as key measures to support our overall growth goals.

See the tables below for reconciliations of these non-GAAP financial measures to the most directly comparable financial measures defined by GAAP for the nine months ended September 30, 2024 and 2023, and the three months ended September 30, 2024, June 30, 2024 and September 30, 2023. The Corporation believes the use of these non-GAAP financial measures provides additional clarity in understanding its results of operations and trends. Other companies may define or calculate these non-GAAP financial measures differently.

	Nine Months Ended September 30		Third Quarter	Second Quarter	Third Quarter
	2024	2023	**2024**	2024	2023
Reconciliation of income before income taxes to pretax, pre-provision income					
Income before income taxes	**$ 22,146**	$ 25,218	**$ 7,324**	$ 7,560	$ 8,095
Provision for credit losses	**4,369**	3,290	**1,542**	1,508	1,234
Pretax, pre-provision income	**$ 26,515**	$ 28,508	**$ 8,866**	$ 9,068	$ 9,329
Reconciliation of average shareholders' equity to average tangible shareholders' equity and average tangible common shareholders' equity					
Shareholders' equity	**$ 293,638**	$ 281,579	**$ 294,985**	$ 293,403	$ 284,975
Goodwill	**(69,021)**	(69,022)	**(69,021)**	(69,021)	(69,021)
Intangible assets (excluding mortgage servicing rights)	**(1,971)**	(2,049)	**(1,951)**	(1,971)	(2,029)
Related deferred tax liabilities	**869**	895	**864**	869	890
Tangible shareholders' equity	**$ 223,515**	$ 211,403	**$ 224,877**	$ 223,280	$ 214,815
Preferred stock	**(27,493)**	(28,397)	**(25,984)**	(28,113)	(28,397)
Tangible common shareholders' equity	**$ 196,022**	$ 183,006	**$ 198,893**	$ 195,167	$ 186,418
Reconciliation of period-end shareholders' equity to period-end tangible shareholders' equity and period-end tangible common shareholders' equity					
Shareholders' equity	**$ 296,512**	$ 287,064	**$ 296,512**	$ 293,892	$ 287,064
Goodwill	**(69,021)**	(69,021)	**(69,021)**	(69,021)	(69,021)
Intangible assets (excluding mortgage servicing rights)	**(1,938)**	(2,016)	**(1,938)**	(1,958)	(2,016)
Related deferred tax liabilities	**859**	886	**859**	864	886
Tangible shareholders' equity	**$ 226,412**	$ 216,913	**$ 226,412**	$ 223,777	$ 216,913
Preferred stock	**(24,554)**	(28,397)	**(24,554)**	(26,548)	(28,397)
Tangible common shareholders' equity	**$ 201,858**	$ 188,516	**$ 201,858**	$ 197,229	$ 188,516
Reconciliation of period-end assets to period-end tangible assets					
Assets	**$ 3,324,036**	$ 3,153,090	**$ 3,324,036**	$ 3,257,996	$ 3,153,090
Goodwill	**(69,021)**	(69,021)	**(69,021)**	(69,021)	(69,021)
Intangible assets (excluding mortgage servicing rights)	**(1,938)**	(2,016)	**(1,938)**	(1,958)	(2,016)
Related deferred tax liabilities	**859**	886	**859**	864	886
Tangible assets	**$ 3,253,936**	$ 3,082,939	**$ 3,253,936**	$ 3,187,881	$ 3,082,939
Book value per share of common stock					
Common shareholders' equity	**$ 271,958**	$ 258,667	**$ 271,958**	$ 267,344	$ 258,667
Ending common shares issued and outstanding	**7,688.8**	7,923.4	**7,688.8**	7,774.8	7,923.4
Book value per share of common stock	**$ 35.37**	$ 32.65	**$ 35.37**	$ 34.39	$ 32.65
Tangible book value per share of common stock					
Tangible common shareholders' equity	**$ 201,858**	$ 188,516	**$ 201,858**	$ 197,229	$ 188,516
Ending common shares issued and outstanding	**7,688.8**	7,923.4	**7,688.8**	7,774.8	7,923.4
Tangible book value per share of common stock	**$ 26.25**	$ 23.79	**$ 26.25**	$ 25.37	$ 23.79

Current-period information is preliminary and based on company data available at the time of the presentation.

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